Employment Contract Employer: Inner Mongolia Tehong Coal Group Co., Ltd Type of company: industry Address: No.57 Xinhua East Street, Hohhot City Artificial Person: Ding Wenxiang

Employee: Li Yanhua Sex: female April 1, 1957
Nationality (Region): Chinese
Education: bachelor
Address for registered permanent residence: Hohhot City
Actual Address: Residential Building of Water Science Institute
Identity Card Number:152701570401002

According to Chinese People’s Republic Labor Laws (“Labor Laws”) of Inner Mongolia Autonomous Region, both parties agree to the following terms:

Article 1      Duration of contract

a.	Fixed time : from Jan. 1, 2006 to Jan. 1, 2008

b.	No fixed time: from___Month___Date_____Year.

c.	Time limit for finishing a work: _____________________________________.

Probation period negotiated by two side’s is____months, from ___ Month ___ Date, _____Year to ___Month___Date, ____Year.

Article 2      Work content

a.	The Employee shall be appointed the Vice General Manager post.

b.	Employee should obey the post arranged by Employer.

c.	Employer shall confirm the Employee’s task and responsibility from time to time.

d.	Employee shall complete the task stipulated by Employer. The task is: to develop and plan new project, decision making.

e.	During the contract, Employer can adjust Employee’s work content as agreed by both parties.

Article 3 Labor protects and labor condition

a.	Employee must receive training in labor safety & sanitation system, operation rules as arranged for by the Employer.

b.	Employer must provide safety equipment and condition to Employee.

c.	Employer must provide protective gear and meals allowance. If Employee is performing dangerous work he/she shall obtain health checks regularly.

d.	Employee should perform special labor safety measures for female and underage Employees. Employee must obey strictly safety operation stipulation and labor safety health rules.

e.	Employee shall have to right to express his/her conflicts or opinions to the Employer.

Article 4 Compensation

1.	Employer shall confirm salary standard and allocation method according to operation character and economic benefit independently, and put it as subsidiary of the contract.

2.	If Employee shall be paid once per month. The date of payment is tenth day every month.

3.	The Salary is RMB3430 Yuan per month.

4.	The standard of salary reward cannot be less than the lowest standard in Inner Mongolia Autonomous Region.

5.	Employer should increase Employee’s salary gradually on the basis of increase in economic benefit.

6.	Employer shall compensate the Employee according to national correlative regulation if Employer arranges extra work for Employee.

7.	Employer shall pay Employee a living maintenance if the Employer premise is shutdown for any reason.

Article 5 Labor discipline

1.	The rules and regulation made by Employer according to national regulation is attached to this contract.

2.	Employee should strictly obey national law, rules and Employer’s bylaw, obey professional morality and Employer’s management.

3.	If the Employee violates such laws of regulation and discipline, Employer shall have the right to perform administrative punishment.

Article 6 Public insurance and welfare

1.	both sides shall take part in social insurance programs including medicare, unemployment insurance and sabbatical and maternity leave programs.

2.	Employee shall receive public insurance for retirement and due to illness, work related injuries, maternity leave, and unemployment. If Employee is deceased, spouse of the deceased is entitled to allowance.

3.	Employer should pay Employee legal allowance.

4.	The allowance during pregnancy and maternity leave shall be paid according to correlative regulation in nation and Inner Mongolia Automous Region.

5.	Employer should enhance condition, improve collective welfare, and increase Employee’s welfare.

6.	Other welfare should be given according to correlative regulation in nation and Inner Mongolia Automous Region.

Article 7 Occupation training

1.	Employer shall take occupational training and such training cost shall be borne by the Employer. .

2.	If Employee performs technical work, he/she shall receive related training provided by the Employer.

3.	In the case that Employer invests to train Employee and negotiate to set up a service period during contract expiration, if Employee wants to relieve contract with the permission by Employer, Employee should compensate for training charge in term of unfinished years, also pay in a lump before termination.

Article 8      Change, terminate , continue and relieve for contract

1.	If either parties wish to change this contract, they shall obey the rules of equality, free will and negotiation, without violating the regulation of law and rules. Any change in the contract shall be written in a separate contract.

2.	If contract expires, or termination item (should be showed in contract) negotiated by two sides occurs, contract shall be relieved.

3.	The Employer has the right to terminate the Employee if the following circumstances occur:

	a.	during the probation period (if any), the Employee cannot demonstrate abilities to fulfill the post appointed.

	b.	The Employee violates any bylaw.

	c.	The Employee breaches its duty and jobbery.

	d.	The Employee is commits an illegal act.

4.	The Employer has the right to terminate the Employee with 20 days notice if the following circumstances occur:

	a.	If the Employee is ill (non work related) and the Employer does not have the capacity to arrange for another suitable post.

	b.	The Employee is deemed by the Employer unfit for the post.

5.	If Employer becomes bankrupt or experiences difficulty in its operations, with the permission to reduce staff from relevant government, the Employer should inform the Employee in writing 30 days advance besides performing the regulation according to No.27 item in Labor Law.

6.	The labor union shall have the right to request the Employer to re-examine its termination of the Employee.

7.	If the Employee wishes to terminate the contract, he/she shall inform the Employer in writing 30 days advance.

8.	When both parties terminate the contract, the Employer shall issue certification for termination and relieving of contract

Article 9      Item discussed and negotiated by two sides

     Employer shall pay the Employee salary RMB3430 Yuan per month, payable on the 10th day of the calendar month.

Article 10      Economic compensation and responsibility for breach

1.	Employer should compensate for Employee according to relevant regulation by nation based on item of 3,5,6 under article 9 in this contract.

2.	If the Employee becomes ill or injured as a result of work performed for the Employer, the Employer shall pay the Employee compensation and amends according to relevant regulation.

        3. If the Employee violates any regulation in law, rules, terms of this contract and such breech leads to an economic loss on part of the Employer, the Employee shall pay the appropriate compensation.

Article 11      Labor disputation solving

        If there is a dispute between both parties, each side can apply for intermediation to the Employer’s disputation intermediation committee; and if a resolution is not reached, can apply for intermediation in writing to local jurisdictional disputation intermediation committee with 60 days from disputation.

Article 12      Other

If there is conflict in foreign-Chinese contract signed with foreign Employee compared with article in this contract, the Chinese version of this contract shall be enforced.

Article 13. this contract should be verified and proved after signed.

Article 14. there is duplicate of this contract, each side holds one, any correction or signature not accredited is invalid.

company(Employer): (stamp): Inner Mongolia Tehong Coal Group Co., Ltd artificial person(representative) : (stamp) Ding Wenxiang labor (employee) : (signature) Li Yanhua vice general manager signing date: Jan.1 ,2006

company(employer): (stamp)	labor(employee): (stamp)

verification authority: (stamp)	appraiser: (stamp)
____Month___Date_____Year